Exhibit 99.1

Contact:	FOR IMMEDIATE RELEASE
Investor Relations
(630) 637-0315
investor@broadwindenergy.com

BROADWIND ENERGY CLOSES ACQUISITION OF BADGER TRANSPORT

Naperville, Ill. (June 10, 2008) — Broadwind Energy, Inc. (BWEN-OTC) has finalized its acquisition of Badger Transport, Inc. Badger, Clintonville, Wis., is a heavy hauler that specializes in transporting oversized and overweight components and equipment for the wind energy industry.

Broadwind intends to increase Badger’s heavy hauling fleet by more than 40 percent by the end of 2008 to meet increasing demands for Badger’s services from industry customers. Additional plans call for locating Badger’s dispatch centers close to Broadwind manufacturing plants, operations and maintenance service centers and customer wind project sites.

“Efficient transportation is integral to our strategy of adding value for our customers by building a seamless wind energy supply chain across North America,” said Broadwind CEO J. Cameron Drecoll. “Badger is a well-run company with a sterling reputation and a dedicated and talented workforce that fits right into the Broadwind culture.”

Former owner Al Johnson will remain an integral part of Badger’s leadership team as its president. “The Badger Transport team is looking forward to the efficiencies that come with joining the Broadwind Energy family, as well as the growth opportunities it will provide our employees,” Johnson said. “We also are excited about cooperating with the other Broadwind Energy companies in providing outstanding service to customers that have heavy-haul needs.”

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About Broadwind Energy, Inc.

Broadwind Energy, Inc. (BWEN-OTC), Naperville, Ill., owns, supports and strategically positions companies that manufacture, install and maintain components for energy and infrastructure-related industries with a primary emphasis on the wind energy sector. The company’s operational platforms include wind tower manufacturing; heavy steel fabrication; wind facility construction, operation and maintenance; precision gear manufacturing; and specialized transportation services. Its platform companies currently include Badger Transport, Inc., a heavy hauler in Clintonville, Wis.; Brad Foote Gear Works, Inc., a precision gearing systems manufacturer based in Cicero, Ill.; Energy Maintenance Service (EMS), a wind energy operation and maintenance service provider in Gary, S.D.; R.B.A., Inc., a heavy steel fabricator in Manitowoc, Wis.; and Tower Tech Systems, Inc., a wind tower and monopile manufacturer in Manitowoc. Broadwind and its platform companies employ close to 1,000 people across the United States. For more information, visit www.broadwindenergy.com.

About Badger Transport, Inc.

Badger Transport, founded in 1982, is a specialty heavy hauler that has been a full-load carrier for more than 25 years. The company transports oversized and overweight loads throughout the United States and Canada, including wind towers, wind turbine blades and other over-sized equipment for large industrial applications. It also has expertise with shipments that require specialized equipment. Badger’s wind clients include nearly every major original equipment manufacturer for the global wind industry. For more information, visit www.badgertransportinc.com.

Forward Looking Statements

Certain statements found in this press release may constitute forward-looking statements as defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. Such statements are generally identifiable by the terminology used, such as “anticipate,” “believe,” “intend,” “expect,” “plan,” or other similar words. Our forward-looking statements in this release generally relate to the expected benefits of the Badger acquisition and our plans and expectations with respect to Badger post-closing. Although it is not possible to foresee all of the factors that may cause actual results to differ from our forward-looking statements, such factors include, among others, the following: (i) difficulties in integrating Badger’s operations and our ability to successfully capitalize on the acquired business’s strengths and service offerings; (ii) our ability to successfully remediate internal control deficiencies; (iii) fluctuations in general economic conditions; and (iv) those risks described from time to time in our reports to the Securities and Exchange Commission (including our Annual Report on Form 10-KSB). Investors should not consider any list of such factors to be an

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Broadwind Finalizes Acquisition of Heavy Hauler

June 10, 2008

exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Shareholders and other readers should not place undue reliance on “forward-looking statements,” as such statements speak only as of the date of this release. We undertake no obligation to update publicly or revise any forward-looking statements other than as required by law.

Broadwind Finalizes Acquisition of Heavy Hauler

June 10, 2008